UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 16, 2012

MAGMA DESIGN AUTOMATION, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-33213	77-0454924
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1650 Technology Drive, San Jose, California		95110
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (408) 565-7500

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 240.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

(a)-(b). On February 16, 2012, Magma Design Automation, Inc. (the “Company”) held its Special Meeting of Stockholders (the “Special Meeting”) in connection with the adoption of the Agreement and Plan of Merger, dated November 30, 2011, by and among Synopsys, Inc., Lotus Acquisition Corp., and the Company, as such agreement may be amended from time to time (the “Merger Agreement”). Results of the voting at the Special Meeting are set forth below.

Proposal No. 1. The stockholders adopted the Merger Agreement. The voting results were as follows:

For	Against	Abstain
47,152,535	260,113	35,501

Proposal No. 2. The Company solicited proxies with respect to a proposal to adjourn the Special Meeting, if necessary, to solicit additional proxies if there were insufficient votes at the time of the Special Meeting to adopt the Merger Agreement. The adjournment proposal, which was unnecessary in light of the adoption of the Merger Agreement as indicated above, was not submitted to the Company’s stockholders for approval at the Special Meeting.

Proposal No. 3. The stockholders voted on an advisory basis on the approval of the “golden parachute” compensation that may be paid or become payable to Magma’s named executive officers in connection with the merger, including the agreements and understandings pursuant to which such compensation may be paid or become payable. The voting results were as follows:

For	Against	Abstain
40,184,732	5,179,841	2,083,576

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Magma Design Automation, Inc.
(Registrant)

	By:	/s/ Peter S. Teshima
Date: February 16, 2012		Peter S. Teshima
Corporate Vice President, Finance and Chief Financial Officer